Exhibit 3.1

CERTIFICATE OF CONVERSION

TO

LIMITED LIABILITY COMPANY

OF

SEVENTY SEVEN ENERGY INC., (an Oklahoma corporation)

TO

SEVENTY SEVEN ENERGY LLC, (a Delaware limited liability company)

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act

and Section 1090.5 of the Oklahoma General Corporation Act

The undersigned, for the purpose of converting SEVENTY SEVEN ENERGY INC., a corporation formed under the laws of the State of Oklahoma (the “Oklahoma Corporation”), to Seventy Seven Energy LLC, a Delaware limited liability company (the “Delaware LLC”), pursuant to Section 1090.5 of the Oklahoma General Corporation Act, Section 18-214 of the Delaware Limited Liability Company Act and Section 1118 of the Oklahoma General Corporation Act, do hereby execute the following Certificate of Conversion:

1. The name of the Oklahoma Corporation as set forth in its Certificate of Incorporation is “SEVENTY SEVEN ENERGY INC.”

2. The Oklahoma Corporation was originally formed as Chesapeake Oilfield Operating, L.L.C. on September 19, 2011, and the jurisdiction of formation when formed was Oklahoma. Chesapeake Oilfield Operating, L.L.C. converted to an Oklahoma corporation named SEVENTY SEVEN ENERGY INC., and filed its original Certificate of Incorporation with the Secretary of State of Oklahoma on June 26, 2014.

3. The name of the Oklahoma Corporation immediately prior to filing this Certificate of Conversion is SEVENTY SEVEN ENERGY INC., and the jurisdiction of formation of such business entity immediately prior to the filing of this Certificate of Conversion is Oklahoma.

4. The name of the Delaware LLC as set forth in its Certificate of Formation is “Seventy Seven Energy LLC” and the jurisdiction of formation of such business entity will be Delaware.

5. This Certificate of Conversion and the Certificate of Formation shall be filed with the Secretary of State of the State of Delaware on July 22, 2016.

6. The effective date of this conversion shall be July 22, 2016.

7. Following the conversion, the Delaware LLC shall elect to be treated from inception as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3.

8. The conversion of the Oklahoma Corporation to the Delaware LLC is intended to be treated as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

9. Each issued and outstanding share of capital stock of the Oklahoma Corporation immediately prior to the conversion shall be cancelled upon the effectiveness of this Certificate of Conversion and will be deemed to be one (1) issued and outstanding Unit of the Delaware LLC, without any action required on the part of the LLC or the former holder of such share of capital stock of the Oklahoma Corporation, so the equity holders of the Oklahoma Corporation immediately prior to the conversion shall be the equity holders of the Delaware LLC immediately following the conversion.

10. The Delaware LLC may be served with process in the State of Oklahoma in any action, suit or proceeding for enforcement of any obligation of the Delaware LLC arising while it was a corporation of the State of Oklahoma, and the Delaware LLC irrevocably appoints the Secretary of State of the State of Oklahoma as its agent to accept service of process in any such action, suit or proceeding. The address of the Delaware LLC to which a copy of the process shall be mailed is 777 N.W. 63rd Street, Oklahoma City, Oklahoma, 73116.

11. The conversion has been approved in accordance with the provisions of Section 18-214 of the Delaware Limited Liability Act and Section 1090.5 of the Oklahoma General Corporation Act, pursuant to the authority granted to the Oklahoma Corporation under Section 1118 of the Oklahoma General Corporation Act to put into effect and carry out the Joint Prepackaged Chapter 11 Plan of Reorganization of Seventy Seven Finance Inc. and its Affiliated Debtors (Case No. 16-11409 (LSS)) (the “Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), as confirmed by order (the “Order”) of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered on July 14, 2016. Provision for the making of this Certificate of Conversion is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Oklahoma Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of this 22nd of July, 2016.

SEVENTY SEVEN ENERGY INC.

BY:	/s/ Jerry Winchester
Name: Jerry Winchester
Title: President and Chief Executive Officer

SEVENTY SEVEN ENERGY LLC

BY:	/s/ Jerry Winchester
Name: Jerry Winchester
Title: Manager

3